UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 20, 2016

CANNASYS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54476	88-0367706
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

1350 17th Street, Suite 150
Denver, Colorado		80202
(Address of principal executive offices)		(Zip code)

Registrant's telephone number, including area code:		Phone: (720) 420-1290

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01—ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Adar Bays, LLC

CannaSys, Inc. entered into a Securities Purchase Agreement ("SPA") with Adar Bays, LLC, a Florida limited liability company ("Adar Bays"), and executed three 8% Convertible Redeemable Promissory Notes, each in the principal amount of $57,500 (the "Notes"). On December 20, 2016, Adar Bays funded the first Note for $57,500, less $16,750 in a combination of due diligence costs and past-due expenses owing by CannaSys, which were retained and disbursed by Adar Bays. Under the terms of the SPA, the second and third Notes are initially paid for by Adar Bays' issuance to CannaSys of two offsetting collateralized notes for $57,500 (the "Buyer Notes"). The Buyer Notes do not become effective until Adar Bays funds the respective Notes, which funding is in CannaSys's sole discretion. The first Note and the second and third Notes (when funded by the offsetting Buyer Notes) accrue interest at the rate of 8% per annum and mature on December 12, 2017. The outstanding amounts due under the Notes are immediately convertible into restricted shares of CannaSys common stock after 180 days from the issue date, at Adar Bays' sole discretion, at 50% of the lowest trading price for the common stock for the 25 consecutive prior trading days immediately preceding the conversion date, with some exceptions.

The SPA and the Notes were issued in reliance on the exemption from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving any public offering. Adar Bays is an "accredited investor" as defined in Rule 501(a) of Regulation D and confirmed the foregoing and acknowledged, in writing, that the securities were acquired and will be held for investment. No underwriter participated in the offer and sale of these securities, and no commission or other remuneration was paid or given directly or indirectly in connection therewith.

MHB, Inc.

On December 22, 2016, an Amendment to Share Exchange Agreement (the "Amendment") between CannaSys, Inc. and MHB, Inc., a Colorado corporation doing business as Mile High Brands ("MHB") amending the Share Exchange Agreement ("Exchange Agreement") between the parties dated November 3, 2015. Under the Amendment: (i) MHB cancelled 9,985,000 MHB shares issued to CannaSys under the Exchange Agreement; (ii) CannaSys cancelled 485,000 post-split CannaSys shares issued to MHB under the Exchange Agreement; (iii) the Gross Revenue Assignment between the parties was terminated, section 2.04 of the Exchange Agreement was deleted in its entirety; and (iv) the parties confirmed that the $7,500 payment from MHB to CannaSys was fees as originally contemplated under the Exchange Agreement. As amended, each party now owns 15,000 shares of the other party's common stock. The parties also reaffirmed their commitment to the successful operation of Mile High Consulting and Branding, Inc. formed under section 8.07 of the Exchange Agreement and the parties' Stockholder Agreement for Mile High Consulting and Branding, Inc.

ITEM 2.03—CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 is incorporated by reference in this Item 2.03.

ITEM 3.02—UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in Item 1.01 is incorporated by reference in this Item 3.02.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following are filed as exhibits to this report:

Exhibit Number*	Title of Document	Location

Item 10	Miscellaneous
10.68	Securities Purchase Agreement between CannaSys, Inc., and Adar Bays, LLC, dated December 12, 2016	Attached
10.69	CannaSys, Inc. 8% Convertible Redeemable Note Due December 12, 2017	Attached
10.70	CannaSys, Inc. 8% Convertible Redeemable Note Due December 12, 2017, with corresponding Adar Bays, LLC Collateralized Secured Promissory Note	Attached
10.71	CannaSys, Inc. 8% Convertible Redeemable Note Due December 12, 2017, with corresponding Adar Bays, LLC Collateralized Secured Promissory Note	Attached
10.72	Amendment to Share Exchange Agreement dated December 22, 2016, between CannaSys, Inc. and MHB, Inc.	Attached
_______________________________________
*	All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document. Omitted numbers in the sequence refer to documents previously filed as an exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNASYS, INC.

Dated: December 28, 2016	By:	/s/ Michael A. Tew
Michael A. Tew, Chief Executive Officer